Exhibit 99.1
Johnson Controls Announces Cash Tender Offers for up to $90 million in Aggregate Principal Amount of Senior Notes
CORK, Ireland, May 20, 2024 – Johnson Controls International plc (NYSE: JCI) (the “Company” or “Johnson Controls”) today announced that it has commenced tender offers to purchase for cash the debt securities issued by the Company listed in the table below (collectively, the “Securities” and each a “series”).

Up to $90,000,000 Aggregate Principal Amount of Securities of Johnson Controls International plc Listed Below in the Acceptance Priority Levels Listed Below

Title of Security	CUSIP No. / ISIN No.	Principal Amount Outstanding	Acceptance Priority Level(1)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment(2)(3)
5.125% Senior Notes due 2045	478375AS7 / US478375AS78	$372,006,000	1	4.500% UST due February 15, 2044	PX1	+90 bps	$50
4.500% Senior Notes due 2047	478375AU2 / US478375AU25	$500,000,000	2	4.500% UST due February 15, 2044	PX1	+90 bps	$50
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(1)The offers with respect to the Securities are subject to the Aggregate Tender Cap (as defined below) of $90,000,000.
(2)Per $1,000 principal amount.
(3)The Total Consideration (as defined below) for Securities validly tendered at or prior to the Early Tender Date (as defined below) and accepted for purchase will be calculated using the applicable Fixed Spread (as set forth in the table above) and is inclusive of the Early Tender Payment (as defined below).
The tender offers consist of offers to purchase for cash, on the terms and conditions set forth in the offer to purchase, dated May 20, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), up to $90,000,000 aggregate principal amount of Securities (the “Aggregate Tender Cap”), for all Securities purchased in the tender offers. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate the Aggregate Tender Cap at any time and without extending the applicable Withdrawal Deadline, subject to applicable law. Any such change may be significant. Accordingly, holders should not tender any Securities that they do not wish to be accepted in a tender offer. The amount of each series of Securities that will be purchased will be determined in accordance with the acceptance priority levels set forth in the table above without exceeding the Aggregate Tender Cap and may be prorated as described in the Offer to Purchase. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.

The tender offers for the Securities will expire at 5:00 p.m., New York City time, on June 18, 2024, or, in each case, any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the applicable “Expiration Date”), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on June 3, 2024 (such date and time, as it may be extended with respect to a tender offer, the applicable “Early Tender Date”), to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading “Early Tender Payment” (the “Early Tender Payment”). If a holder validly tenders Securities after the applicable Early Tender Date but at or prior to the applicable Expiration Date, the holder will only be eligible to receive the applicable Late Tender Offer Consideration (as defined below) plus Accrued Interest (as defined below).

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the applicable tender offer will be determined in accordance with the formula set forth in the Offer to Purchase by reference to the applicable fixed spread for such series specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on June 4, 2024. The “Late Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

Each tender offer will expire on the applicable Expiration Date. Except as set forth below, payment for the Securities that are validly tendered at or prior to the Expiration Date will be made on a date promptly following the Expiration Date, which is currently anticipated to be June 21, 2024, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Securities that are validly tendered at or prior to the Early Tender Date on an earlier settlement date, which, if applicable, is currently anticipated to be June 6, 2024, the third business day after the Early Tender Date. Securities validly tendered at or prior to the Early Tender Date will be accepted for purchase in priority to other Securities validly tendered after the Early Tender Date, even if such Securities validly tendered after the Early Tender Date have a higher acceptance priority level than Securities validly tendered at or prior to the Early Tender Date.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

Tendered Securities may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on June 3, 2024, unless extended or otherwise required by applicable law (the “Withdrawal Deadline”). Subject to applicable law, the Company may extend the Early Tender Date without extending the Withdrawal Deadline with respect to a tender offer.

The tender offers are subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase. The tender offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. BofA Securities is the dealer manager for the tender offers. Investors with questions regarding the tender offers may contact BofA Securities at (980) 387-3907 (collect) or by email at debt_advisory@bofa.com. D.F. King & Co., Inc. is the tender and information agent for the tender offers and can be contacted at (877) 283-0318 (bankers and brokers can call collect at (212) 269-5550) or by email at jci@dfking.com.

None of the Company or its affiliates, their respective boards of directors or managers, the dealer manager, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (877) 283-0318 (bankers and brokers can call collect at (212) 269-5550) or by email at jci@dfking.com.

About Johnson Controls

At Johnson Controls (NYSE: JCI), we transform the environments where people live, work, learn and play. As a global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.

Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world’s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.

Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. Forward-looking statements may be identified by the use of words such as “may,” “will,”

“expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning in connection with a discussion of future operating or financial performance. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward- looking statements, including, among others, risks related to: the Company’s ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the Company’s ability to manage general economic, business and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for the Company’s customers; the Company’s ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the Company’s ability to manage macroeconomic and geopolitical volatility, including shortages impacting the availability of raw materials and component products and the conflicts between Russia and Ukraine and Israel and Hamas; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal, and regulatory proceedings or other unfavorable outcomes; the Company’s ability to remediate its material weakness; maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the Company’s ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact the Company’s business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; risks and uncertainties related to the settlement with a nationwide class of public water systems concerning the use of aqueous film forming foam; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the Company’s ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; the ability of the Company to drive organizational improvement; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. Investors are therefore cautioned not to place undue reliance on any forward looking statements. For further discussion of certain of these factors, see Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2023 and in our subsequent and future filings with the SEC, which are available at www.sec.gov. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The forward-looking statements included in this communication are made only as of the date of the document in which they are included, unless otherwise specified, and, except as required by law, the Company assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

INVESTOR CONTACTS:	MEDIA CONTACTS:

Jim Lucas	Danielle Canzanella
Direct: 651.391.3182	Direct: 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: 414.524.5785
Email: michael.j.gates@jci.com